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                                                                    Exhibit 10.7

                            C. H. ROBINSON COMPANY
                         MANAGEMENT-EMPLOYEE AGREEMENT

         _____________, hereinafter called "employee", "I", and "me".

                                      I.
                                   RECITALS
                                   --------

     Employee wishes to be employed by the Company in a significant sales and management position and Employee wishes to enter into and continue such employment with the potential of increased responsibility and knowledge about the Company's affairs.

                                      II.
                                  DEFINITIONS
                                  -----------

In this Agreement:

     A. The "Company" means C. H. ROBINSON COMPANY, and existing or future affiliated corporations including all subsidiaries, divisions and enterprises owned or controlled by said corporations.

     B.   "Confidential Information" shall mean,

          1. All information, written (or generated/stored on magnetic, digital, photographic or other media) or oral, not generally known, or proprietary to the Company about the Company's designs, customers, suppliers, and the Company's marketing, accounting, merchandising, and information-gathering techniques and methods, and all accumulated data, listings, or similar recorded matter used or useful in food sales, freight contracting and freight forwarding (all modes) and customs house brokerage operations including but not limited to the customer and carrier lists, business forms, weekly loading lists, service contracts, all pricing information, computer programs, tariff information and marketing aids.

          2. All information disclosed to me, or to which I have access during the period of my employment, for which there is any reasonable basis to be believed is, or which appears to be treated by the Company as, Confidential Information, shall be presumed to be Confidential Information hereunder.

     C. "Competing Business" means any business, firm, undertaking, company or organization, other than the Company, which:
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          1.   is engaged in, or is about to become engaged in, the fresh food or food ingredient sales business (similar to the Company's food distribution), or the freight contracting, contract logistics, freight forwarding or custom house brokerage businesses, or

          2. regardless of the nature of its business, either competes directly or indirectly with the Company in the contracting, arranging, providing, procuring, furnishing or soliciting food distributors, freight contracting, contract logistics, freight forwarding, custom house brokerage or transportation services, or

          3. any person, company or organization engaged in the produce or transportation industries as a shipper, receiver or carrier.

     D. "Customer" means any person, company or organization that has employed or potentially could employ the company's services in food distribution, freight contracting, contract logistics, freight forwarding or custom house brokerage.

                                     III.
                        NATURE OF EMPLOYEE'S ACTIVITIES
                        -------------------------------

     A. I am aware and acknowledge that the Company has developed a special competence in food distribution, freight contracting, contract logistics, freight forwarding and custom house brokerage and has accumulated as proprietary information (not generally known to others) more and better information about shippers, carriers, truckers, trucking equipment, railroads, ocean carriers, foreign agents, customers, purchasing agents and similar matters which are of unique value in the conduct and growth of the Company's business. This proprietary pool of information has enabled the Company to conduct its business with unusual success and has thus afforded unusual job opportunities and potential to its employees.

     B. In the course of my employment, I have been and wish to continue to be employed in a position or positions with the Company in which I may receive or contribute to Confidential Information as hereinabove defined. It is my desire to continue progressing in the Company in both sales and management capacities, and I recognize that optimum progression and specialization cannot take place unless Confidential Information relating to technology, processes, plans, development, activity, customers and the like is entrusted to me.

     C. I acknowledge that, in the course of carrying out, performing and fulfilling my responsibilities for the Company, I have had access to and been entrusted with Confidential Information relating to the Company's business and customers, and I recognize that disclosure of any such Confidential information to

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competitors of the Company or to the general public would be highly detrimental to the Company. I further acknowledge that, in the course of performing my obligations to the Company, I will be a representative of the Company to many of the Company's customers and, in some instances, practically the Company's sole and exclusive contact with the customer. In this capacity, I will be significantly responsible for maintaining or enhancing the business relationship and/or goodwill of the Company with such customers.

                                      IV.
                            PROTECTION OF BUSINESS
                            ----------------------

     Therefore, in consideration of my employment by the Company and in consideration of the compensation to be paid to me from time to time during such employment,

I hereby agree as follows:

     A. Except as may be required in the performance of my employment duties with the Company, I will never at any time use, disclose, copy or assist any other person or firm in the use, disclosure or copying of any Confidential Information.

     B. Upon the termination of my employment with the Company, all records or copies of such Confidential Information in my possession, whether prepared by me or others, and regardless of how the same came into my possession, will be turned over to the Company by me.

     C. For a period of two (2) years after the termination of my employment with the Company, however occasioned and for whatever reason, I will not:

          1. Directly or indirectly solicit, sell or render services to or for the benefit of any Competing Business, including a business which I may own in whole or in part, with any customer or prospective customer of the Company with whom I worked or had regular contact, or on whose account I worked, at any time during the last two years of my employment with the Company; or

          2. Cause or attempt to cause any customer of the Company to divert, terminate, limit or in any manner modify or fail to enter into any actual or potential business relationship with the Company.

          3. It is understood by me and agreed to by the Company that upon the termination of my employment hereunder, I will not be

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               restricted territorially from competing with the Company so long
                          -------------
               as I comply with the provisions of Part IV herein.

          4.   It is further understood and agreed that the running of the two
               (2) year period of restriction set forth in Part IV C shall be tolled during any time period in which I violate the provisions of Part IV C.

     D. I will not solicit any employee of the Company for employment with or on behalf of any Competing Business or attempt to interfere with the employment contracts or contract relationships between the Company and its employees, or directly or indirectly cause or attempt to cause any employee of the Company to terminate employment with the Company.

     E. I will devote my entire time, attention and energies to the business of the Company and shall not, during the term of this Agreement, be engaged in any other business activity whether or not such business is pursued for gain, profit or other pecuniary advantage. This restriction, however, shall not be construed as preventing me from investing my assets in such form or manner as will not require any services on my part in the day-to-day operation of the affairs of the companies in which such investments are made.

                                      V.
                         POST-EMPLOYMENT COMPENSATION
                         ----------------------------

     A. Except as provided in paragraphs C and D of this Part V, if, following the termination of my employment with the Company, I am unable to obtain subsequent employment solely because of the provisions of Part IV C 1 and Part IV C 2 above, then, for each month of such unemployment and for a maximum of 24 consecutive months, the Company shall make payment to me equal to my average compensation paid or accrued for the two (2) calendar years previous to termination (exclusive of employee benefits), up to a maximum of Two Thousand Dollars ($2,000.00) per month.

     B. During each month of unemployment, and as a condition precedent to my claim for post-employment compensation, I agree:

          1.   to conscientiously seek employment, and

          2. to prepare and submit to the Company a detailed written account of my efforts to obtain employment, and

          3. to prepare and submit to the Company a written statement that I have not found employment and that the sole reason I was

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               unable to obtain employment was due to the provisions of Part IV
               C 1 and Part IV C 2 above.

     The Company shall be afforded a ten (10) day period from the receipt of my written account to investigate and confirm the validity thereof, and, upon expiration of said period, the Company shall be obligated to make prompt payment of the monthly amount due under this Part V.

     C. Notwithstanding the foregoing, the Company, at its option, may be relieved of making post-employment compensation payments:

          1. for any month during which I have not conscientiously sought employment, or

          2. for any month during which I have failed to account as provided for above, or

          3. by giving me written permission to accept available employment or a written release from the obligations of Part IV C above.

     D. Notwithstanding anything above to the contrary, Part V of this Agreement shall not apply if I am dismissed from employment by the Company for cause, i.e., for dishonesty, embezzlement, violation of government rules and regulations, persistent performance deficiency, or flagrant and repeated failure to follow company rules, regulations and policies. However, in the event I am dismissed for cause, I acknowledge that the remainder of this Agreement (except
Part V) shall remain in full force and effect.

                                      VI.
                                EXIT INTERVIEW
                                --------------

     To ensure a clear understanding of this Agreement, I agree to engage in an Exit Interview with the Company at a time and place designated by the Company. I understand and agree that during said Exit Interview I will be provided with an Exit Interview Affidavit which, if I choose to accept its terms by signing it, will limit the scope of the restrictions set forth in Parts IV C 1 and IV C 2 of this Agreement to a specified list of customers. Provided, however, in the event that I elect not to sign the Exit Interview Affidavit offered to me by the Company, I understand and agree that the restrictions set forth in Parts IV C 1 and IV C 2 of this Agreement shall remain in full force and effect as written.

     The Company, at its option, may elect to conduct the Exit Interview either at the Company's principal headquarters in Minneapolis, Minnesota, or through written correspondence, or by phone; provided, however, that the Company shall

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pay all reasonable travel and lodging expenses incurred by me in attending such
Exit Interview if the Company requires my personal attendance.

                                     VII.
                               INJUNCTIVE RELIEF
                               -----------------

     In the event of a breach or threatened breach of Part IV C 1 and/or IV C 2 above, the Company shall be entitled to a temporary and/or permanent injunction restraining such breach, and shall further be entitled to recover ali attorney's fees reasonably incurred in establishing such violations of this Agreement; but nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to it for such breach or threatened breach.

                                     VIII.
                       SEPARATE AND DIVISIBLE COVENANTS
                       --------------------------------

     The covenants contained in this Agreement are intended to be separate and divisible covenants, and, if for any reason, any one or more thereof shall be held to be invalid or unenforceable, in whole or in part, it is agreed that the same shall not be held to affect the validity or enforceability of any other covenant or part of this Agreement. The terms and period set forth in Part IV C 1 and Part IV C 2 shall be reduced to the maximum permitted by the law actually applied to determine the validity of each such paragraph.

                                      IX.
                                 GOVERNING LAW
                                 -------------

     I agree that all of my obligations hereunder shall be binding upon my heirs, beneficiaries and legal representatives and that the law of the State of Minnesota shall govern as to the interpretation and enforceability of this Agreement.

     Signed and delivered this ____ day of _______, 199_.



WITNESSETH:


___________________________________     ___________________________________
                                        Employee

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     Accepted for C.H. ROBINSON COMPANY this ____ day of _________, 199_, at
Eden Prairie, Minnesota. This Agreement becomes binding upon acceptance by the Company.

WITNESS:                                C.H. ROBINSON COMPANY


_____________________________           By_________________________

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